Exhibit 23.1


                           CONSENT OF KBA GROUP LLP


 As independent public accountants, we hereby consent to the inclusion of our report dated December 12, 2003 for the years ended October 31, 2003 and 2002 in Dial Thru International Corporation's Annual Report on Form 10-K for the year ended October 31, 2003 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-82622.


 /s/ KBA GROUP LLP
 ___________________
 KBA GROUP LLP
 Dallas, Texas
 January 29, 2004